Exhibit 4.1

C-O	Incorporated under the laws of the State of Nevada

Phoenix International Ventures, Inc.

50,000,000 Shares $.001 Par Value
Common Stock

        This is to certify that                           SPECIMEN                                             is the owner of
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                        Fully Paid and Non-Assessable Shares of Common Stock of

                            Phoenix International Ventures, Inc.

        Transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized
        Attorney upon surrender of the Certificate properly endorsed.

        Witness, the Seal of the Corporation and the signatures of its duly authorized officers.
        Dated

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